UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement             ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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SUN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 12, 2007

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Sun Bancorp, Inc., I cordially invite you to attend the Annual Meeting of Shareholders to be held at the Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 17, 2007, at 9:30 a.m. The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting, I will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, will be present to respond to any questions shareholders may have.

At the annual meeting, shareholders will vote upon (i) the election of directors of the Company, (ii) the approval of the Company’s Amended and Restated 2004 Stock-Based Incentive Plan and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The Board of Directors unanimously recommends a vote “FOR” all of these matters.

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. Your vote is very important.

Sincerely,

/s/ Bernard A. Brown

Bernard A. Brown
Chairman of the Board

SUN BANCORP, INC.
226 LANDIS AVENUE
VINELAND, NEW JERSEY 08360

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Sun Bancorp, Inc. (the “Company”), will be held at the Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 17, 2007, at 9:30 a.m.

The Meeting is for the purpose of considering and acting upon the following matters:

1. The election of fifteen directors of the Company;

2. The approval of the Company’s Amended and Restated 2004 Stock-Based Incentive Plan;

3.  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4. Such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on March 29, 2007 are the shareholders entitled to vote at the Meeting and any adjournments thereof.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, SHAREHOLDERS WHOSE SHARES ARE NOT REGISTERED IN THEIR OWN NAME WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sidney R. Brown

Sidney R. Brown
Secretary

Vineland, New Jersey
April 12, 2007

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
SUN BANCORP, INC.
226 LANDIS AVENUE
VINELAND, NEW JERSEY 08360

ANNUAL MEETING OF SHAREHOLDERS
May 17, 2007

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sun Bancorp, Inc. (the “Company”) to be used at the 2007 Annual Meeting of Shareholders of the Company, which will be held at the Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 17, 2007 at 9:30 a.m. The accompanying notice of annual meeting of shareholders, form of proxy, annual report and this proxy statement are being first mailed to the Company’s shareholders entitled to notice of, and to vote at the meeting, on or about April 12, 2007.

At the meeting, shareholders will consider and vote upon (i) the election of fifteen directors, (ii) the approval of the Company’s Amended and Restated 2004 Stock-Based Incentive Plan, (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and (iv) such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment thereof.

VOTING AND REVOCABILITY OF PROXIES

Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a shareholder attends the meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. If no direction is given, signed proxies will be voted “FOR” the nominees for directors set forth below, “FOR” the approval of the Company’s Amended and Restated 2004 Stock-Based Incentive Plan and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where a nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Shareholders of record as of the close of business on March 29, 2007 are entitled to one vote for each share of the Company’s common stock they held at that date. As of that date, there were 20,543,117 shares of the Company’s common stock outstanding.

The presence in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote is necessary to constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposal at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for any or all of the nominees being proposed. Under the Company’s bylaws, directors are elected by a plurality of votes cast.

Concerning all other matters that may properly come before the meeting, including the approval of the Company’s Amended and Restated 2004 Stock-Based Incentive Plan and the ratification of the appointment of the Company’s independent registered public accounting firm, by checking the appropriate box, a shareholder may: (i) vote “FOR” the item, or (ii) vote “AGAINST” the item, or (iii) “ABSTAIN” with respect to the item. Unless otherwise required, such matters, including the approval of the Company’s Amended and Restated 2004 Stock-Based Incentive Plan and the ratification of the appointment of the Company’s independent registered public accounting firm, shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked “ABSTAIN” as to that matter.

Security Ownership of Certain Beneficial Owners

Persons and groups owning in excess of 5% of the outstanding shares of the Company’s common stock are required to file reports regarding such ownership with the Securities and Exchange Commission. Other than as set forth in the following table, management knows of no person or group that owns more than 5% of the outstanding shares of the Company’s common stock as of March 29, 2007, the record date set to determine those shareholders entitled to vote at the 2007 Annual Meeting of Shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding

Bernard A. Brown
71 West Park Avenue
Vineland, New Jersey 08360	4,536,519 (1)	20.92%

Jeffrey L. Gendell
55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	1,686,616 (2)	8.21%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding

Dimensional Fund Advisors LP
1299 Ocean Avenue
Santa Monica, California 90401	1,598,143 (3)	7.78%

Private Capital Management
8889 Pelican Bay Boulevard
Naples, Florida 34108	1,577,210 (4)	7.68%

All directors and certain executive officers of the Company and the Bank as a group (19 persons)	8,392,011 (5)	36.63%

________________
(1)
Includes shares held directly as well as by spouse, in trust and other indirect ownership, over which shares Mr. Brown effectively exercises sole voting and investment power. Includes 1,145,501 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of the March 29, 2007 record date set for the 2007 Annual Meeting of Shareholders.

(2)	Number of shares is based on an amended Schedule 13G dated February 5, 2007 and filed with the Securities and Exchange Commission.
(3)	Number of shares is based on an amended Schedule 13G dated February 1, 2007 and filed with the Securities and Exchange Commission.
(4)	Number of shares is based on an amended Schedule 13G dated February 14, 2007 and filed with the Securities and Exchange Commission.
(5)
Includes shares held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes 2,369,519 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of the March 29, 2007 record date set for the 2007 Annual Meeting of Shareholders.

PROPOSAL I - ELECTION OF DIRECTORS

Directors of the Company are elected to one-year terms, each to serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Fifteen directors will be elected at the 2007 Annual Meeting of Shareholders. Each nominee is currently a member of the Board of Directors. One current director, Mr. Thomas A. Bracken, the former president and chief executive officer of the Company, has not been nominated for reelection.

It is intended that the proxies solicited by the Board will be voted for the election of each of the named nominees unless otherwise specified. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any of the nominees might be unavailable to serve. Each of the nominees has consented to serve if elected.

The following table sets forth information with respect to the directors and certain executive officers of the Company and the Bank, including their names, ages, the years they first became directors or executive officers of the Company or the Bank, and the number of and percentage of shares of the Company’s common stock beneficially owned by each as of March 29, 2007.

Name	Age	Year First Elected or Appointed(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Shares of Common Stock Outstanding

DIRECTORS
Bernard A. Brown	82	1985	4,536,519	20.92%
Anthony Russo, III	64	1985	29,688	*
Sidney R. Brown	50	1990	866,370	4.14%
Peter Galetto, Jr.	53	1990	461,934	2.25%
Anne E. Koons	54	1990	404,212	1.97%
Douglas J. Heun	60	1997	44,505	*
Edward H. Salmon	64	1997	17,442	*
Ike Brown	52	1998	380,182	1.85%
Jeffrey S. Brown	47	1999	369,381	1.80%
Alfonse M. Mattia	65	2001	130,382	*
George A. Pruitt	60	2001	12,416	*
Thomas A. Bracken(3)	59	2001	412,865	1.98%
Charles P. Kaempffer	69	2004	63,247	*
Eli Kramer	52	2004	104,420	*
John A. Fallone	53	2006	95,494	*
Anat Bird	55	2007	640	*

CERTAIN EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK
Bart A. Speziali	57	1992	203,292	*
Dan A. Chila	59	2000	164,077	*
A. Bruce Dansbury	53	2001	95,521	*

_______________
•	Less than 1.0%

(1)	For directors, refers to the year such individual became a director of the Company or the Bank. For officers, refers to the year such individual joined the Company or the Bank.

(2)
Includes shares held directly by the individual as well as by such individual’s spouse, shares held in trust and in other forms of indirect ownership over which shares the individual effectively exercises sole voting and investment power. Includes shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of the March 29, 2007 record date set for the 2007 Annual Meeting of Shareholders. The number of options included for each individual is as follows: Bernard Brown - 1,145,501; Anthony Russo - 3,838; Sidney Brown - 395,119; Peter Galetto - 25,525; Anne Koons - 0; Douglas Heun - 3,828; Edward Salmon - 3,828; Ike Brown - 3,828; Jeffrey Brown - 3,828; Alfonse Mattia - 3,828; George Pruitt - 3,828; Thomas Bracken - 322,257; Charles Kaempffer - 39,613; Eli Kramer - 24,129; Anat Bird - 0; Bart Speziali - 148,514; Dan Chila - 141,363; Bruce Dansbury - 83,275.

(3)
Mr. Bracken’s term as a director will expire at the 2007 Annual Meeting of Shareholders. He has not been nominated for reelection. Each other director shown in the table is a nominee for election at the 2007 Annual Meeting of Shareholders.

Biographical Information

All directors and executive officers have held their present positions for five years unless otherwise stated.

Bernard A. Brown has been Chairman of the Board of Directors of the Company since its inception in January 1985, as well as Chairman of the Board of Directors of the Bank. Mr. Brown is also the Chairman of the Board of Directors of NFI Industries, Inc., a trucking conglomerate headquartered in Vineland, New Jersey. In addition, he is also Chairman of the Board of Vineland Construction Company and owns several other real estate companies with extensive property holdings. Directors Ike Brown, Sidney R. Brown, Anne E. Koons and Jeffrey S. Brown are the children of Bernard A. Brown.

Sidney R. Brown is Vice Chairman of the Board of Directors of the Company and has served as a director, treasurer and secretary since 1990. He is also a director of the Bank. Effective February 6, 2007, Mr. Brown was appointed to serve as Acting President and CEO of the Company following the termination of employment of the former principal executive officer, Thomas A. Bracken. Mr. Brown is the Chief Executive Officer of NFI, Inc., its subsidiaries and affiliates. NFI has a national scope servicing its customers’ transportation, leasing, distribution, warehousing and third party logistics needs. Mr. Brown is a general partner of various real estate companies having extensive holdings with emphasis on development and management of commercial and industrial real estate. Mr. Brown is also a director of J & J Snack Foods Corp.

Peter Galetto, Jr. has been a director of the Company since April 1990. He is also a director of the Bank. Mr. Galetto also served as the Secretary of the Company from April 1990 to March 1997. Mr. Galetto is the President of Stanker & Galetto, Inc., an industrial building contractor located in Vineland, New Jersey. He is the Secretary/Treasurer of Tri-Mark Building Contractors, Inc. Mr. Galetto is also a board member of South Jersey Healthcare, Cumberland Cape Atlantic YMCA, Hendricks House and St. John Bosco Finance Committee. Mr. Galetto has been honored by several organizations for his community service. He has been awarded Entrepreneur of the Year by the South Jersey Development Council, Gregor Mendal Award from St. Augustine Prep in 1999, Vineland Rotary Club Outstanding Vocational Accomplishments in 1994 and the Order Sons of Italy in America Distinguished Golden Lion Award, 2000. Mr. Galetto is also an officer and director of several other corporations and organizations.

Anne E. Koons has been a director of the Company since April 1990. She is also a director of the Bank. Ms. Koons is a real estate agent with Prudential Fox & Roach. Ms. Koons is a member of the Cooper Hospital University Foundation Board. She is also an officer and director of several other companies.

Ike Brown has been a director of the Company since March 1998. He is also a director of the Bank. Mr. Brown is Vice Chairman and director of NFI Industries, Inc. and is one of the general partners of The Four B’s, a partnership which has extensive real estate holdings in the Eastern United States and which primarily engages in investment in, and the consequent development of, commercial real estate, leasing and/or sale. Mr. Brown is currently an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries.

Jeffrey S. Brown has been a director of the Company since April 1999. He is also a director of the Bank. Mr. Brown is Vice Chairman of NFI, a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing, and real estate development. He is also President & Chief Operating Officer of National Freight, one of the top transportation companies in the industry. Mr. Brown is one of the general partners of The Four B’s, a partnership with extensive holdings primarily in the Eastern United States. He is also an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries.

Alfonse M. Mattia has been a director of the Company since May 2001. He is also a director of the Bank. Mr. Mattia is a Certified Public Accountant and a founding partner of Amper Politziner & Mattia, a regional accounting and consulting firm with offices in New Jersey and New York. He served as Co-Chairman of the Rutgers University Family Business Forum and has served as a member of “The Group of 100,” a national group formed by the American Institute of Certified Public Accountants to protect the public interest and position the accounting profession for the future. A member of the American Institute of Certified Public Accountants, he served three years on the Assurance Services Executive Committee at the AICPA and is the firm representative to the Major Firms Group where he chaired the annual meeting in 2000. Mr. Mattia is a member of the Harvard Business School Club and the Columbus Citizens Foundation, both in New York. He is also a member of the Board of Trustees at Rider University.

Douglas J. Heun has been a director of the Company since May 2002. He is also a director of the Bank. Mr. Heun is a Certified Public Accountant and a founding partner of Tracey Heun Brennan & Co., an accounting and consulting firm in Southern New Jersey. He is a Certified Financial Planner (CFP). He is licensed by the AICPA as an Accredited Business Valuator (ABV) and a Personal Financial Specialist (PFS). In addition to his membership in the AICPA, he is also a member of the New Jersey Society of CPAs. Mr. Heun is a partner in a number of real estate partnerships and other business activities. Mr. Heun is President of the Challenged Children’s Charities Corporation, Vice President of the Helen L. Diller Vacation Home for Blind Children, Member of the Board of Trustees for the Richard Stockton College of New Jersey Foundation, and Committee Member of The Stainton Society.

George A. Pruitt has been a director of the Company since May 2002. He is also a director of the Bank. Dr. Pruitt has been President of Thomas Edison State College since 1982. He is a member, and Past Board Chairman, of the Mercer County Chamber of Commerce, Trenton, NJ; and is a member of the National Advisory Committee on Institutional Quality and Integrity, United States Department of Education. He sits on the Boards of Directors of Rider University, Lawrenceville, NJ; Structured Employment Economic Development Corporation, New York, NY; the Union Institute, Cincinnati, OH; the Economic Development Corp. for Trenton; and is the Chairman of the New Jersey Capital Region Convention and Visitors Bureau. He is a former director of the Trenton Savings Bank. He has served in an advisory capacity to three Secretaries of Education. He is the recipient of three honorary degrees in addition to numerous awards, honors, and commendations. In a study of presidential leadership funded by the Exxon Education Foundation, Dr. Pruitt was identified as one of the most effective college presidents in the United States.

Anthony Russo, III has been a director of the Company since May 2002. Mr. Russo is also a director of the Bank and was one of its founding directors in 1985. He is a lifetime resident of Tabernacle, NJ, where he is President of Russo’s Fruit & Vegetable Farm & Greenhouses, Inc., a 400 acre fruit and vegetable, greenhouse, wholesale and retail operation that has been in business for over 60 years. Mr. Russo is an investor and founder of Medsun Bank Properties. Mr. Russo is Vice President of the Tabernacle Co-Operative Growers Association, serves on the Board of Directors of the Trenton Farmers Market Growers Cooperative and is actively involved in New Jersey Farm Bureau and New Jersey Department of Agriculture activities.

Edward H. Salmon has been a director of the Company since May 2002. He is also a director of the Bank. For 27 years, Dr. Salmon served as a teacher, coach and school administrator in the Millville Public School System. In addition, he has 26 years of public service as the Mayor of Millville, Freeholder Director of Cumberland County, New Jersey State Legislator, and a member of the Governor’s Cabinet serving as President of the New Jersey Board of Public Utilities. As a State Utilities Regulator, Dr. Salmon served as Vice President of the National Association of Regulatory Utility Commissioners, Trustee of the National Regulatory Research Institute, President of the Great Lakes Conference (16 States) and on the Board of Directors for the National Society of Rate of Return Analysts. Dr. Salmon formerly served as Vice Chairman of AUS, Inc. and President/CEO of AUS Consultants. Currently, Dr. Salmon is Chairman of Salmon Ventures Limited, a company providing national consulting to utilities, industry, business, education and government.

Charles P. Kaempffer has been a director of the Company since July 2004. He is also a director of the Bank. Previously, he had served as a director and Vice Chairman of Community Bank of New Jersey. Mr. Kaempffer graduated from Monmouth University. Mr. Kaempffer is the President of Juniper Plaza Associates and Windsor Industrial Park, Real Estate Management companies with holding in Central New Jersey. Additionally, he is an officer, director and Managing Partner of several other corporations and partnerships involved in the Real Estate Industry. Between 1969 and 2004, Mr. Kaempffer had been a Director of United Mobile Homes, Monmouth Capital Corp., and Monmouth Real Estate Investment Corp. He now serves as Director Emeritus of these Real Estate Investment Trusts. He was previously a Director and Chairman of Colonial State Bank, which was sold to Sovereign Bank. Mr. Kaempffer has served in various capacities during a long and distinguished tenure on the Board of Directors for the Western Monmouth YMCA and CentraState Medical Center. In addition to being a member and a Paul Harris Fellow of the Freehold Rotary Club, he is also the recipient of Distinguished Service Awards presented by the Jaycees and the YMCA, as well as awards in Accounting and for Real Estate Development.

Eli Kramer has been a director of the Company since July 2004. He is also a director of the Bank. Mr. Kramer has been a principal in real estate development companies since 1976 and is a partner in Central Jersey Management Co., a real estate management company. He was a co-founder and Vice Chairman of the Board of Directors of Community Bancorp of New Jersey, prior to its acquisition by the Company. He also served as a Director and Chairman of the Board of Colonial State Bank. Mr. Kramer is a co-founder and principal in L. J. Kushner and Associates, L.L.C., an executive recruiting firm specializing in Information Security. Mr. Kramer serves as a Trustee on the Boards of the Jewish Educational Center, Elizabeth, NJ and the Holocaust Resource Center at Kean University.

John A. Fallone has been a director of the Company since January 2006. He is also a director of the Bank. Mr. Fallone has been involved in various real estate ventures including residential developments, commercial centers and active adult communities. He has owned and managed recreational facilities such as indoor tennis, fitness and swim clubs, developed day care facilities/restaurants and various office complexes. Mr. Fallone was a founder and served as Chairman of the Board of Directors of Advantage Bank. Prior to that, he served on the Board of Directors of Unity Bank. He has served as a director and officer of the New Jersey Builders Association and has been active in the National Home Builders Association. Mr. Fallone has been honored for various community service, including hosting fund raising events for the Somerset County Special Olympics and was recently named “Volunteer of the Year” by the New Jersey Special Olympic Committee.

Anat Bird has been a director of the Company since January 2007. She is also a director of the Bank. Ms. Bird is the President and Chief Executive Officer of SCB Forums, Ltd., which she founded in 1994. SCB Forums arranges and facilitates peer group meetings for bank CEO’s and other executive positions as well as provides consulting services to financial services companies. From March to November 2001, Ms. Bird was President and CEO of California Community Bancshares. Prior to that, she was an Executive Vice President for Wells Fargo Bank and served as Region President for Northern California; she was Group Head and an Executive Vice President for Norwest Bank in Minnesota prior to Norwest’s merger with Wells Fargo in 1998. Before joining Norwest in 1997, Ms. Bird had been Chief Operating Officer and a director of Roosevelt Financial Group, Inc. in Chesterfield, Missouri. Ms. Bird currently serves on the boards of directors of the following publicly traded companies: First Indiana Corp. and Sterling Bancshares, Inc. She is also a director of MidFirst Bank, a privately held bank based in Oklahoma City, Oklahoma, and serves “of counsel” to the board of Ohio Savings Bank.

Thomas A. Bracken served as President and Chief Executive Officer of the Company and the Bank from February 2001 to February 2007. He currently serves as a director of the Company, however, his term will expire as of the date of the 2007 Annual Meeting of Shareholders and he has not been nominated for reelection. Prior to joining the Company, Mr. Bracken was the Executive Director of the Public Sector Group of First Union National Bank.

Bart A. Speziali has been with the Bank since 1992 and serves as Executive Vice President and Senior Lending Officer and manages the Wholesale Lending Division for the Southern Region. Mr. Speziali has over 30 years of banking experience in the New Jersey marketplace. He serves on the Endowment Committee of the Cumberland Cape Atlantic YMCA and is a past president. Mr. Speziali also serves on the Neighborhood Empowerment Council on Housing for the City of Vineland and is a trustee for the Southern New Jersey Development Council and is a member of their Economic Development Committee. He also serves as treasurer and as a member of the Board of Directors of the United Way of Atlantic County and is a member of the Center City Vineland Redevelopment Plan Advisory Committee and trustee of the Quinton Sportsmens Club.

Dan A. Chila joined the Company in April 2000 as the Executive Vice President and Chief Financial Officer. Mr. Chila also serves as Executive Vice President and Chief Financial Officer of the Bank. He has over 30 years of banking experience and is a Certified Public Accountant. Prior to joining the Company, Mr. Chila was Senior Vice President and Chief Financial Officer of Peoples Bancorp, Lawrenceville, New Jersey. Prior to that, Mr. Chila was a Senior Vice President in the Financial Division of CoreStates Financial Corporation where he held positions of CFO at several CoreStates banking subsidiaries and Business Divisions. Mr. Chila is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants, and the Pennsylvania Institute of Certified Public Accountants. He is a Trustee of Salesianum School, Wilmington, DE and is also a member of the President’s Advisory Council of LaSalle University.

A. Bruce Dansbury joined the Bank in April 2001 and serves as Chief Credit Policy Officer and Executive Vice President. In February 2007, Mr. Dansbury was appointed Interim Chief Operating Officer for the Company and the Bank. Mr. Dansbury has over 29 years of banking experience in New Jersey and prior to joining the Bank held the title of Business Bank Executive for First Union National Bank. His professional affiliations and activities include: past director and past president, Trenton Downtown Association; past member of Shoprite LPGA Classic Board; Rider University Business Advisory Board; and director Mercer County Chamber of Commerce.

Meetings and Committees of the Board of Directors

The Company is governed by a Board of Directors and various committees of the Board, which meet regularly throughout the year. During 2006, the Company’s Board of Directors held ten regular meetings and two special meetings and twenty regular committee meetings and five special committee meetings. No director attended fewer than 75% of the meetings of the Company’s Board of Directors and committees on which such director served during the year ended December 31, 2006. In addition the Bank’s Board of Directors held ten regular meetings and two special meetings during 2006.

The Compensation Committee met six times during 2006. This committee currently consists of Directors Bird, Kramer, Mattia, Pruitt and Salmon.

The Audit Committee met nine times during 2006. This committee currently consists of Directors Fallone, Galetto, Heun, Kramer, and Mattia. Both Mr. Heun and Mr. Mattia meet the definition of an audit committee financial expert under the regulations of the Securities and Exchange Commission.

The Nominating and Corporate Governance Committee met three times during 2006. This committee currently consists of Directors Bird, Fallone, Heun, Kaempffer, Pruitt and Salmon.

Each member of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee is independent in accordance with the requirements of the NASDAQ Stock Market. Each of these committees operates under a written charter, copies of which are available on the Company’s website at www.sunnb.com.

Director Nomination Process

The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee gives a recommendation to the Board of Directors of the persons to be nominated by the Company election. The Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Sun National Bank. Additionally, the Committee will consider persons recommended by shareholders of the Company in selecting the Committee’s nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by shareholders in selecting Board nominees.

To be considered in the Committee’s selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Committee believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage and have excellent decision-making ability, business experience, personal integrity and reputation.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of shareholders. All members of the Board of Directors attended the 2006 annual meeting of shareholders.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

The following description of the Company’s compensation philosophy, policies, and practices provides important context for the disclosure of the specific compensation amounts for the last fiscal year for the principal executive officer, principal financial officer and the other officers for whom compensation disclosure is mandated by the regulations of the Securities and Exchange Commission (referred to as the “named executive officers” or the “named officers”). The Compensation Discussion and Analysis describes the structure and rationale associated with each material element of the named officers’ total compensation; it addresses the reason for employing each compensation element; and it explains the relationship between each element.

Compensation Philosophy And Objectives. The Company continues to study and consider compensation policies, plans and programs which reward the named executive officers and other members of senior management (collectively, “Executive Management”) for enhancing the profitability of the Company and the long term shareholder value. The underlying principle of the Company’s compensation philosophy is to increase shareholder value by closely aligning the financial interests of the Company and its Executive Management.

In accordance with the Charter of the Company’s Compensation Committee, the Compensation Committee seeks to design and administer executive compensation programs that will achieve the following primary objectives:

•	Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

•	Motivate employees to assume increased responsibility and reward them for their achievement;

•
Provide total compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to its long-term success; and

•	Align the interests of executives with the long-term interests of shareholders through equity award opportunities that can result in ownership of the Company’s common stock.

To implement this pay for performance approach, the Company has used specific performance targets that are defined by the Compensation Committee and are incorporated into the budgeting process. The Company’s goal is to establish a comprehensive pay-for-performance program. However in 2006, earnings goals served as the single objective determining bonus awards. The Company’s earnings expectations were not met, and no bonuses were paid for 2006.

The Company’s compensation structure is designed to serve as a team-based compensation structure that focuses on consistency of total compensation opportunity among the top management group. The Company strives to achieve a market position for an executive’s total compensation that the Compensation Committee deems market competitive with comparably-sized, regional community banks assuming the Company’s performance is at expected, targeted levels. The Company believes that this positioning is appropriate to attract and retain top-caliber talent in a very competitive market.

The Company desires to create short-term, intermediate-term, and long-term incentive opportunities for Executive Management. Over the long-term, the Company seeks to align the financial interests of the Executive Management with those of the shareholders’ by establishing a formal long-term equity plan for its Executive Management. In 2006, the Company continued to consider implementing a new long-term incentive program; however, due to significant earnings shortfalls, the Company decided to postpone implementation of any new long-term incentive compensation plan.

Role of the Compensation Committee. The Compensation Committee’s primary responsibility is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s Executive Management. The Committee evaluates and recommends to the Board appropriate policies and decisions relative to salary, bonus, incentive compensation, equity-based compensation and benefits and other compensation plans for the Executive Management. For 2006, the members of the Company’s Compensation Committee were George A. Pruitt (Chair), Charles P. Kaempffer, Alfonse M. Mattia, Edward H. Salmon and Howard M. Schoor, each of whom is “independent” within the meaning of the listing standards of the NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Interaction with Consultants. The Compensation Committee has historically engaged compensation consultants and advisors to provide input on both board and executive compensation issues. During 2006, the Compensation Committee commissioned two independently conducted peer group compensation reviews covering the President & CEO as well as the Board of Directors. Clark Consulting, a compensation consulting firm specializing in the Banking industry, conducted these reviews based on a peer group of community banks selected as being “comparable” in terms of asset size and geographic location. Clark Consulting studied Chief Executive Officer and Board compensation at a representative group of peer banks and identified and provided in-depth written reports and oral presentations to the Compensation Committee. Through the peer-review process conducted by Clark, the Compensation Committee was able to review and assess executive and director compensation against its banking industry peers.

The Compensation Committee also engaged Clark Consulting to assist in developing a formal long-term equity plan for its Executive Management. The purpose of this study was to help the Compensation Committee design a formal and structured approach to its equity granting practices, including the use of a performance-based vesting element. Overall, the report provided a detailed look at the financial performance comparisons, equity design considerations and modeling, as well as financial impact to the Company. In addition to these overall compensation reviews, Clark Consulting provided guidance on the changes related to proxy disclosure requirements. The purpose was to educate the Compensation Committee of the Securities and Exchange Commission’s (“SEC’s”) changes to the proxy disclosure requirements and to advise the Committee related to the changes in the disclosure obligations regarding executive compensation matters to be included in Annual Meeting proxy statements and other Company SEC filings.

Role of Executives in Compensation Committee Deliberations. The Compensation Committee has frequently requested the Company’s Vice Chairman to assist in studying compensation plan changes, especially the development of a structured method of awarding equity compensation. Additionally, the Vice Chairman has provided guidance to the Committee regarding CEO performance evaluation, bonus plan recommendations, and other executive compensation matters. As appropriate, the Committee requests the presence of the Company’s President and CEO at Committee meetings to discuss executive compensation and evaluate Company and individual performance. Occasionally, other executives may be requested to attend a Committee meeting to provide pertinent financial, tax, accounting, or operational information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members vote on decisions regarding executive compensation.
The Compensation Committee discusses the compensation of the Company’s President and CEO with him, but final deliberations and all votes regarding his compensation are made in executive session, without his being present. The Committee also determines the compensation for other Executive Management, based on the President and CEO’s recommendations with input from outside advisors and counsel.

Compensation Framework. In developing and administering the Company’s executive compensation policies and programs, the Committee considers the three aspects of the Compensation program:

•	Pay components - each element of total compensation, including the rationale for each and how each component relates to the total compensation structure.
•	Pay level and benchmarking - the factors used to determine the total compensation opportunity, or potential payment amount at different performance levels, for each pay component.

•
Relationship of executive compensation to performance - how the Company determines appropriate performance measures and goals for incentive plan purposes, as well as how pay levels change as a function of performance.

Pay Components. The Company’s executive compensation program includes the components listed below.

1.
Salary - a fixed base salary, generally set at competitive levels that reflects each executive’s position, individual performance, experience, and expertise. Such base salary levels are reviewed annually by the Compensation Committee.

2.
Annual Cash Incentive - a bonus pay program that varies based on individual and Company performance against annual business objectives; the Company communicates the associated performance metrics, goals, and bonus award opportunities to the executives as early in the fiscal year as is practical. Final bonus determinations are made following the end of each fiscal year based upon a review of the stated performance metrics and bonus opportunities as well as the discretionary considerations of the Compensation Committee. For 2007, the Compensation Committee has determined that Annual Cash Incentive awards for the Executive Management will be based primarily upon Company performance metrics, with a reduced emphasis on individual initiatives.

3.
Long-Term Incentives - equity-based awards (historically, consisting principally of stock option awards) with the compensation values driven by the long term market performance of the Company’s stock price in order to align executive pay with long term shareholder interests.

4.
Change-in-Control Severance Agreements - These types of agreements detail the rights and obligations of the employer and employee in the event of termination for change-in-control. These agreements specify how compensation and benefits are affected in the event of a certain termination scenarios, including a change-in-control.

5.	Other Compensation - perquisites consistent with industry practices in comparable banks, as well as broad-based employee benefits such as medical, dental, disability, and life insurance coverage.

Pay Component #1. Salary

The Company pays its executives salaries that are intended to be competitive and take into account the individual’s experience, performance, responsibilities, and past and potential contribution to the Company, with annual salary reviews determined in conjunction with an annual performance assessment. The Committee intends that salary, together with short and long-term incentives at target opportunity levels, will fall between the median and upper quartile when compared to peer compensation levels.

In February 2006, the Compensation Committee approved the 2006 base salary levels for senior executive officers based on performance achieved in 2005. However, in June 2006 due to a significant shortfall in expected Company earnings, the Board of Directors, the CEO, the Chairman, the Vice-Chairman and other senior management took voluntary pay reductions. Pay reductions were in the range of 5% to 25%.

In February 2007, the Compensation Committee approved the restoration of compensation levels for selected executive officers to the pre-June 2006 level, effective March 1, 2007. Based on recommendations from the Acting CEO and Vice Chairman, the Compensation Committee approved the following salary restorations:

Dan A. Chila	$289,275
A. Bruce Dansbury	$274,312
Bart A. Speziali	$260,341

Pay Component #2. Annual Cash Incentive

The Company uses annual discretionary cash incentives to focus managements’ attention on current strategic priorities and drive achievement of short-term corporate objectives. This program, referred to as the Annual Executive Bonus Program, provides annual cash incentive compensation for senior management. In 2006, the Compensation Committee decided that the Chairman and the Vice-Chairman would not participate in such cash incentive awards, but rather they would be eligible to receive additional equity awards in the form of stock options in lieu of incentive cash compensation in order to eliminate cash bonus payments to the Chairman and Vice Chairman’s based upon the Company’s attainment of short-term performance goals. Furthermore, the Committee decided to determine the value of future equity grants based to the achievement of certain long-term Company objectives.

No cash bonuses for 2006 were awarded to senior management because earnings were substantially below expectations. For the 2007 fiscal year, the Company’s Compensation Committee intends to establish both team and individual goals for the Named Executive Officers’ performance targets under the Annual Incentive Plan. The team goals will be measured against targets mutually agreed upon by both management and the Compensation Committee. In December 2006, the Vice Chairman and the Compensation Committee Chairman presented for discussion an Annual Executive Bonus Plan for 2007. The Committee expects to finalize and approve a plan in early 2007. Bonus awards under this Plan will be determined for 2007 primarily based upon achievement of targets related to financial performance measures, including Earnings Per Share, Return on Equity, Return on Assets, and efficiency ratio. The Compensation Committee will give some discretionary consideration of individual job performance in determining such bonus awards. Final determinations regarding such cash awards will be made by the Compensation Committee in early 2008 within its discretion after reviewing actual Company performance for 2007.

Pay Component #3. Long-Term Incentives (“LTI”)

The Company believes that equity ownership by the Named Executive Officers and Directors aligns executive and director interests with those of the shareholders. In 2004, the Company adopted the 2004 Stock-Based Incentive Plan. This omnibus stock plan provides for granting of up to 450,000 shares in the form of incentive stock options, non-qualified stock options and full-value stock awards such as restricted stock. The Plan further permits the vesting of stock awards based upon achievement of Company performance measures as well as continued service. The Company has used stock options as the primary vehicle for long-term incentive compensation for management and full-value shares of Company stock for the Directors. In 2006, the Company analyzed equity compensation plan design alternatives tied to Company performance. In 2007, the Company will further consider and plans to implement a long-term incentive plan for the Named Executive Officers. The Named Executive Officers were not granted any equity awards in 2006; however, the Chairman and Vice Chairman did receive stock option awards on May 8, 2006 of 25,540 shares and 12,770 shares, respectively. These grants have an exercise price of $17.75. The purpose of these grants was a result of the Compensation Committee’s desire to change the cash-equity mix of compensation for these respective positions, in order to better align compensation with long-term shareholder interests.

Pay Component #4. Change-in-Control Agreements

The Company has Change-in-Control agreements with each of the Named Executive Officers. These arrangements provide executive’s with income security including severance benefits in the event of a termination of employment following a change-in-control transaction. The primary provisions of these agreements provide each executive with the following: executive officers will be entitled to a severance payment of 2.999 times their average prior five year’s W-2 earnings. In addition, such individuals may continue medical and dental coverage for a period of up to eighteen months following termination of employment at the executive’s expense in accordance with COBRA. Such agreements with the Named Executive Officers (except for Mr. Bernard Brown, Chairman) also include a provision for a tax gross-up for any excess taxes payable by the employee under Internal Revenue Code Sections 280G and 4999. At present, it is not anticipated that any such non-deductible payments or tax gross-up payments will constitute a material portion of total potential severance payments following a change in control transaction or a material portion of the total shareholder consideration that might be paid in connection with such a transaction.

Pay Component #5. Other Compensation

The Named Executive Officers participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs and the 401K plan with a Company matching contribution. Messrs. Bracken and Dansbury received allowances for Country Club Memberships and Messrs. Bracken, Chila, Dansbury, and Speziali have an auto lease arrangement with the Company.

Summary of Pay Components

The Company uses the above pay components to balance various objectives. The Company desires to balance short-term, intermediate-term, and long-term objectives, so annual incentives are combined with long-term incentives. To attract executives, maintain a stable team of effective leaders, and provide other protections for the Company, the compensation framework may include additional components in the future such as implementing a supplemental executive retirement plan for the Named Executive Officers. The compensation framework seeks to balance the executives’ need for current cash, economic security, and funds to cover taxes due on long-term incentives (with salary and annual cash incentives) with the need for alignment of executives’ long-term interests with those of shareholders through vehicles such as equity grants. The components provide some degree of security at the base, threshold level of compensation, while motivating executives to focus on the strategic goals that will produce both outstanding Company financial performance and long-term wealth creation for the executives.

Pay Level and Benchmarking. Pay levels for executives are determined based on a number of factors, including the desire to maintain a team-based management culture, the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers.

As noted earlier, the Company’s compensation structure is designed to position an executive’s total compensation opportunity at competitive levels among a peer group of comparable, community banks, assuming the Company’s performance is at expected, target levels. In 2006, the Compensation Committee worked with Clark Consulting to review total compensation levels for the President & CEO. Total compensation consists of salary, cash compensation (salary and annual cash incentives), direct compensation (cash compensation and all forms of equity compensation), and total compensation (direct compensation and all other forms of compensation, such as the 401(k) Company matching contribution, insurance premiums, and fees for country club memberships).

The primary data source used in setting competitive market levels for executive officer pay is the information publicly disclosed by such peer group of comparable, community banks. This peer group of comparable companies is reviewed annually and may change from year-to-year. These companies, which have been carefully considered by the Compensation Committee for inclusion in the representative peer group, include community banks of similar size and business strategy located in the New York, New Jersey, Pennsylvania, Delaware and Maryland regions.

After consideration of the data collected based on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals may vary materially based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of shareholder value. In some instances, the amount and structure of compensation is also a result of arm’s-length negotiations with executives, which reflect an increasingly competitive market for quality, proven managerial talent.

Relationship of Executive Compensation to Performance. The Compensation Committee believes that in order for the Company to be successful in its efforts to increase and maintain long term shareholder value and increase the Company’s operating efficiencies, it is important to focus compensation programs in the future for Executive Management, and particularly the Named Executive Officers, to be dependent upon the principles of pay-for-performance.

Tax and Accounting Considerations. The Company takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard 123, as revised in 2004), the Company must expense the grant-date fair value of share-based grants such as stock option awards, restricted stock, performance shares, and SARs settled in stock. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Compensation Committee reviews appropriate expense analyses and considers the related tax and accounting issues.

Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation the Company paid in 2006 to the Named Executive Officers is expected to be deductible under Section 162(m). The Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of the Company and its shareholders.

Upon a change in control, some portion of the severance payments may exceed the deductible limitations under Section 280G of the Internal Revenue Code, and the Company has included a 280G tax gross-up provision in the change in control agreements with the Named Executive Officers (except for Mr. Bernard Brown, the Chairman). Although the Compensation Committee does not anticipate that any such non-deductible payments or tax gross-up payments will constitute a material portion of total potential severance payments following a change in control transaction or a material portion of the total shareholder consideration that might be paid in connection with such a transaction, it believes that it is necessary for the Company to have flexibility in designing its compensation programs to meet necessary business objectives and pay strategies.

Conclusion. Much of management’s and the Compensation Committee’s focus on executive compensation in 2006 reflected the need to improve Company earnings. The Company, the Board, and Executive Management took pay actions as a result of the Company’s lower than anticipated earnings results. The Company continues to seek input on new programs and arrangements designed to link executive compensation to Company performance. In 2007, the Company plans to consider implementation of new incentive programs tied directly to Company performance in order to attract, retain, and motivate key executive talent. Further consideration will be given to implementing a long-term equity-based incentive program for top management tied to Company performance. The design and implementation of executive compensation is an evolving process, and the Company continues to formulate compensation plans and programs to improve Company performance through a pay-for-performance approach.

Compensation Committee Report

In performing its oversight role, the Compensation Committee considered and discussed the foregoing Compensation Discussion and Analysis (CD&A) with executive management and gave its recommendation to the Board of Directors that the CD&A be included in this proxy statement.

Compensation Committee: George A. Pruitt (Chair), Alfonse M. Mattia, Edward H. Salmon,  Eli Kramer and Anat Bird

Executive Compensation

Summary. The following table summarizes all compensation to the named officers during 2006.

	Salary	Bonus(1)	All Other Awards(2)	All Other Compensation(3)	Total
Bernard A. Brown	$400,638	$0	$50,874	$ -	$451,513
Chairman

Sidney R. Brown	$200,319	$0	$33,653	$ -	$233,972
Vice Chairman, Treasurer and Secretary (named as Acting President and CEOin February 2007)

Thomas A. Bracken	$608,875	$0	$34,646	$37,517	$681,038
Former President and CEO

Dan A. Chila	$277,106	$0	$17,323	$16,695	$311,124
Executive Vice President and Chief Financial Officer

A. Bruce Dansbury	$262,813	$0	$10,393	$15,260	$288,466
Executive Vice President

Bart A. Speziali	$254,413	$0	$17,323	$ 9,214	$280,950
Executive Vice President

_____________________
(1)
No cash bonuses for 2006 were awarded to senior management because earnings were substantially below expectations. The following cash bonuses awarded for 2005 were, however, received by the named officers during 2006: Mr. Bracken - $275,000; Mr. Chila - $105,000; Mr. Dansbury - $90,000 and Mr. Speziali - $70,000.

(2)
The amount shown represents all of the FAS 123(R) expense recorded by the Company during 2006 for options granted to the named officers. See Note 2 to the Company’s Audited Financial Statements for a discussion of SFAS 123(R) valuation methodology.

(3)
The components of all other compensation for Mr. Bracken are club membership payments of $10,667, insurance premium payments of $14,122, personal use auto expenses of $6,128 and contributions under the 401(k) plan of $6,600. All other compensation for Mr. Chila consists of personal use auto expenses of $10,095 and contributions under the 401(k) plan of $6,600. All other compensation for Mr. Speziali, consists of personal use auto expenses of $2,614 and contributions under the 401(k) plan of 6,600. The components of all other compensation for Mr. Dansbury are club membership payments of $5,560, personal use auto expenses of $3,100 and contributions under the 401(k) plan of $6,600.

Compensation of Acting Principal Executive Officer in the Current Fiscal Year. In February 2007, the Board of Directors appointed Mr. Sidney R. Brown as the Company’s new principal executive officer following the termination of Mr. Thomas Bracken as President and CEO. The Compensation Committee determined that Mr. Brown would continue to be compensated for his services as Vice Chairman, currently at $178,200, and the committee authorized the payment of a monthly supplement of $34,983 to Mr. Brown during the period that he will serve as Acting President and CEO of the Company effective February 6, 2007. This monthly supplement represents the difference between Mr. Brown’s current monthly salary and the monthly salary being paid to Mr. Bracken in February 2007. This supplement is to be paid in the form of shares of the Company’s common stock, subject to a vesting period. The stock awards shall become vested one-twelfth each month during the one-year period following each monthly award. The shares will be awarded under the Company’s 2004 Stock Based Incentive Plan and each such stock award will be valued based upon the last sale price of such stock on the last trading day of each month for which such payment is made. Such stock awards shall continue to vest and become earned and non-forfeitable during such period that Mr. Brown continues to serve as Acting President and CEO, Vice Chairman or a member of the Company’s Board of Directors. Such awards will be earned and non-forfeitable immediately upon the disability or death of Mr. Brown or upon any change of control of the Company in accordance with the terms of the 2004 Stock Based Incentive Plan.

Stock Option Plans. The Company’s stock option plans include the 1995 Stock Option Plan, the 1997 Stock Option Plan, the 2002 Stock Option Plan and the 2004 Stock-Based Incentive Plan. Each of these plans has been approved by the Company’s shareholders.

Options granted may be either incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Internal Revenue Code and that do not normally result in tax deductions to the Company) or non-incentive stock options. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. Option shares may be paid for in cash, shares of the common stock, or a combination of both. Options are exercisable for a period of ten years from the date of grant.

The following table sets forth information concerning the stock options awarded to the named officers during 2006.

Name	Grant Date	Number of Securities Underlying Options	Exercise Price	Grant Date Fair Value
Bernard A. Brown	05/08/2006	25,540(1)	$17.75	$158,200(2)
Sidney R. Brown	05/08/2006	12,770(1)	$17.75	$ 79,100(2)
Thomas A. Bracken	-	-	-	-
Dan A. Chila	-	-	-	-
A. Bruce Dansbury	-	-	-	-
Bart A. Speziali	-	-	-	-

_______________
(1)	These stock options vest 20% per year starting on the one-year anniversary of the date of the grant.
(2)	The grant date fair value is calculated in accordance with SFAS 123(R). See Note 2 to the Company’s Audited Financial Statements for additional discussion on SFAS 123(R) valuation methodology.

The following table sets forth information concerning the stock options held by the named officers as of the end of 2006.

	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date
Bernard A. Brown	160,428	-	$6.44	07/25/2007
	223,349	-	$9.36	02/02/2012
	372,882	-	$10.12	10/31/2009
	10,237	-	$12.18	04/22/2009
	2,274	-	$12.69	01/18/2009
	1,860	-	$13.53	01/12/2008
	369,363	-	$13.53	11/13/2008
	-	25,540(1)	$17.75	05/08/2016

	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date
Sidney R. Brown	31,038	-	$6.44	07/15/2007
	56,225	-	$6.44	07/25/2007
	31,907	-	$9.36	02/02/2012
	140,390	-	$9.36	01/23/2012
	56,283	-	$10.12	10/31/2009
	10,237	-	$12.18	04/22/2009
	14,774	-	$12.69	01/08/2009
	51,711	-	$13.53	11/13/2008
	-	12,770(1)	$17.75	05/08/2016

Thomas A. Bracken	67,003	-	$6.34	02/27/2011
	255,254	-	$9.36	01/23/2012

Dan A. Chila	7,036	-	$4.98	04/10/2010
	6,700	-	$5.60	12/21/2010
	127,627	-	$9.36	01/23/2012

A. Bruce Dansbury	6,700	-	$6.16	04/02/2011
	76,575	-	$9.36	01/23/2012

Bart A. Speziali	3,517	-	$4.98	03/23/2010
	6,700	-	$5.60	12/21/2010
	6,978	-	$6.44	07/15/2007
	127,626	-	$9.36	01/23/2012
	3,693	-	$12.69	01/08/2009

______________________
(1) These stock options vest 20% per year starting on the one-year anniversary of the date of the grant.

The following table shows stock option exercises by the named officers during 2006.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

Bernard A. Brown	268,655	$3,573,111
Sidney R. Brown	-	-
Thomas A. Bracken	-	-
Dan A. Chila	-	-
A. Bruce Dansbury	-	-
Bart A. Speziali	-	-

Potential Payments on Termination or Change in Control. The Company has entered into change in control severance agreements with certain of its executives.

The agreement with Bernard Brown is for a three-year term. If Mr. Brown is terminated without just cause within two years following a “change in control” of the Company, as defined in the agreement, he will be entitled to receive a payment equal to 2.999 times his average annual aggregate taxable compensation for the prior five years. If such payment were to be made under the agreements as of December 31, 2006, such payment to Mr. Brown would equal approximately $6.1 million. The agreement may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board’s sole discretion.

The agreements with Sidney Brown, Dan Chila, Bruce Dansbury and Bart Speziali are for twenty-four month terms. If the officer is terminated without just cause within eighteen months following a change in control, the officer would be entitled to a payment equal to 2.999 times his average annual taxable compensation for the prior five years. If payments were to be made under the agreements with these individuals as of December 31, 2006, the amount of such payments would equal approximately: $654,000 for Sidney Brown; $922,000 for Dan Chila; $823,000 for Bruce Dansbury and $838,000 for Bart Speziali. No payments are due under the agreements if the officer is terminated for cause following a change in control of the Company or the Bank.

The agreements with Sidney Brown, Dan Chila, Bruce Dansbury and Bart Speziali provide that the severance payments to be made upon a change in control will not be limited by amounts that are tax deductible to the Company or the Bank. As such, such payments may result in these officers receiving payments that are subject to a 20% excise tax, and the Company and the Bank might incur non-deductible payments related to such compensation. If the officers were to be subject to an excise tax on such change in control severance payments, such officers would also receive a tax gross-up payment whereby the officers receiving such payments will have any adverse tax consequences ameliorated by additional payments from the Company and the Bank as may be necessary in order to protect the intended economic benefits under the severance agreements. Such tax gross-up payments, if any, by the Company or the Bank to the officer would be non-deductible payments for federal tax purposes. The agreement with Bernard Brown does not contain such provisions and is limited by the amount that is tax deductible to the Company or the Bank. At present, it is not anticipated that any such non-deductible payments or tax gross-up payments will constitute a material portion of total potential severance payments following a change in control transaction or a material portion of the total shareholder consideration that might be paid in connection with such a transaction.
The agreement with Thomas Bracken, the former president and chief executive officer of the Company and the Bank, provided for a payment equal to 2.999 times his average annual aggregate taxable compensation for the prior five years if he was terminated without just cause within eighteen months following a change in control. In addition, Mr. Bracken’s agreement provides for a payment outside of a change in control if he is terminated absent just cause. The agreement provides that he would be paid an amount equal to his then current base salary for a period of one year plus a $50,000 payment and in turn he would be bound by a non-competition period of eight months. The actual amounts that may be payable to Mr. Bracken following his termination of employment as of February 6, 2007 had not been determined as of the date of this proxy statement.

Director Compensation

Meeting Fees. Currently, director meeting fees are as follows: each member of the Board of Directors (excluding the Chairman and Vice Chairman - who are compensated as executive officers of the Company) receives a fee of $1,000 for each board meeting and $1,000 for each committee meeting attended. In mid-2006, as a result of a significant shortfall in expected Company earnings, the Board decided a temporary fee reduction was appropriate and received meeting fees of $750 for Board meetings and $750 for committee meetings during the second half of the year ended December 31, 2006. Meeting fees were restored to $1,000 in January 2007. For the year ended December 31, 2006, the aggregate meeting fees totaled $221,250 and this was paid entirely in the form of shares of the Company’s common stock, 11,546 shares in aggregate.

Other Compensation. As part of their director compensation for 2006, each director (excluding the Chairman, Vice Chairman and President) received shares of the Company’s common stock worth $5,250.

Retainers. For 2006, the Audit Committee chairman received an annual retainer of $20,125, other committee chairmen received an annual retainer of $17,938 and each other director, except the Chairman, Vice Chairman and employee directors of the Company, received an annual retainer of $15,750. Approximately 66% of these retainers was paid in shares of the Company’s common stock and 34% in cash.

Set forth below is a table providing information concerning the compensation of the directors of the Company for 2006. The amount shown as “Cash Compensation” represents the portion of the director’s retainer which that particular director elected to receive in cash. All other director compensation was paid in the form of shares of the Company’s common stock.

	Cash Compensation	Stock Compensation	Total
Thomas A. Bracken(1)	$ -	$ -	$ -
Bernard A. Brown(1)	-	-	-
Ike Brown	-	30,500	30,500
Jeffrey S. Brown	-	32,500	32,500
Sidney R. Brown(1)	-	-	-
John A. Fallone	15,750	21,250	37,000
Peter Galetto, Jr.	15,750	21,000	36,750
Douglas J. Heun	-	43,938	43,938
Charles A. Kaempffer	15,750	22,750	38,500
Anne E. Koons	-	33,000	33,000
Eli Kramer	-	41,000	41,000
Alfonse M. Mattia	-	50,625	50,625
George A. Pruitt	10,000	33,438	43,438
Anthony Russo, III	15,750	16,750	32,500
Edward H. Salmon	-	48,438	48,438
Howard M. Schoor(2)	-	37,000	37,000

______________
(1)
These individuals served as executive officers of the Company during 2006 and were compensated as executive officers. They did not receive compensation in their capacity as directors during 2006. Their compensation is discussed above under Executive Officer Compensation.

(2)	Mr. Schoor no longer serves as a director. Effective December 14, 2006, he resigned his directorship of the Company and the Bank.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Certain Relationships and Related Transactions

Bernard A. Brown, the Chairman of the Board of Directors, is an owner of Vineland Construction Company, which leases office space to the Company. In addition, Vineland Construction Co. has been engaged by the Company to act as project manager for various matters. The Company paid approximately $2.1 million to Vineland Construction Co. during 2006.

Anne E. Koons, a director, is the sole owner of ABK Realty, which leases office space to the Company. The Company paid approximately $153,000 to ABK Realty during 2006.

Anat Bird, a director, is the President and Chief Executive Officer of SCB Forums, Ltd., which performed consulting services for the Bank during 2006. The Bank paid approximately $131,000 to SCB Forums, Ltd. during 2006.

It is the Company’s policy that any transactions between the Company or the Bank on the one hand and a director or executive officer on the other hand, be reviewed and approved by the independent directors of the Company as part of the independent directors’ regular meetings. Only transactions that the independent directors have determined to be on terms substantially the same, or at least as favorable to the Company and the Bank, as those that would be provided by a non-affiliate are approved.

In its normal course of business, the Bank makes various types of loans to officers, directors and employees of the Bank and of the Company. These loans are made on substantially the same terms and conditions (including interest rates and collateral requirements) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with its other unaffiliated customers and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All of these loans were current at December 31, 2006.

The Company’s independent directors are: Anat Bird, John A. Fallone, Peter Galetto, Jr., Douglas J. Heun, Charles P. Kaempffer, Eli Kramer, Alfonse M. Mattia, George A. Pruitt, Anthony Russo, III and Edward H. Salmon.

Compensation Committee Interlocks and Insider Participation

Company directors who served as members of the Compensation Committee of the Company’s Board of Directors during the year ended December 31, 2006 were Charles P. Kaempffer, Alfonse M. Mattia, George A. Pruitt, Edward H. Salmon and Howard M. Schoor. Mr. Schoor is no longer a director; he resigned from the Board of Directors effective December 14, 2006. Jeffrey S. Brown and Sidney R. Brown attend Compensation Committee meetings but are not committee members.

None of the individuals who served on the committee during 2006 was an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves. In addition, during 2006 no executive officer of the Company was a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership of the Company’s common stock with the Securities and Exchange Commission. Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the year ended December 31, 2006.

PROPOSAL II - APPROVAL OF THE COMPANY’S AMENDED AND RESTATED
2004 STOCK-BASED INCENTIVE PLAN

General

The Company’s 2004 Stock-Based Incentive Plan (referred to in this section as the “2004 Stock Plan” or the “Plan”) was approved by the Company’s shareholders at the 2004 Annual Meeting of Shareholders. The purpose of the 2004 Stock Plan is to attract and retain personnel for positions of substantial responsibility and to provide additional incentive to certain officers, directors, advisory directors, employees and other persons to promote the success of the Company.

The proposed amendments to the 2004 Stock Plan include (i) increasing the aggregate number of shares of the Company’s common stock authorized to be issued pursuant to the 2004 Stock Plan and (ii) permitting Stock Appreciation Rights (SARs) to be granted under the 2004 Stock Plan.

The Board of Directors approved these proposed amendments and believes that the amendments are in the best interest of the Company and its shareholders. The Board recommends that shareholders vote “FOR” the approval of the Amended and Restated 2004 Stock Plan.

Increase in Authorized Shares. Currently, the 2004 Stock Plan authorizes the issuance of a maximum of 496,125 shares of the Company’s common stock pursuant to awards under the 2004 Stock Plan. Such shares of the Company’s common stock may be issued upon either the exercise of stock options or the grant of stock awards; provided, however that the maximum number of shares that may be granted as stock awards is currently limited to 55,125 shares, and the balance of the shares authorized for issuance under the 2004 Stock Plan may be granted in the form of stock options. The proposed amendment would increase the total number of shares authorized for awards by 800,000 shares, so that the new maximum number of shares authorized for issuance under the 2004 Stock Plan would be 1,296,125 shares. Included in this 800,000 share increase is an increase in the maximum number of shares that may be granted as stock awards, which will now be 355,125 shares, as compared to 55,125 shares before the amendment.

Stock Appreciation Rights. Currently, the 2004 Stock Plan authorizes the grant of incentive stock options, non-incentive stock options and stock awards, or any combination thereof. The proposed amendment would authorize the grant of Stock Appreciation Rights (SARs) under the 2004 Stock Plan. The SARs to be authorized under the 2004 Stock Plan would be settled in shares of the Company’s common stock equal to the appreciation in the Fair Market Value of the Company’s common stock between the date of grant of the SAR to the date of exercise of the SAR.

Summary of the 2004 Stock Plan

Below is a summary of the Plan’s features and an explanation of the income tax consequences of awards under the Plan to the Company and the officers and directors. This summary is qualified in its entirety by the complete provisions of the Amended and Restated 2004 Stock Plan, which is attached as Appendix A to this proxy statement.

The 2004 Stock Plan is administered by the Compensation Committee. A majority of the members of the Compensation Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the committee. Authorized but unissued shares, treasury shares, or shares purchased in the open market may be used to satisfy awards under the Plan. The Plan shall continue in effect for a term of 10 years from the Plan effective date, June 11, 2004, which is the date the Company’s shareholders initially approved the Plan.

Awards under the 2004 Stock Plan

The Board or the Compensation Committee determines the participants who are granted awards, the terms of such award, and whether the awards are incentive stock options, non-incentive stock options and/or stock awards. In making this determination, the Board or the Compensation Committee considers several factors including prior and anticipated future job duties and responsibilities, job performance, the Company’s financial performance and a comparison of stock compensation awards given by other financial institutions.

Currently, the Plan authorizes the grant of awards in the form of:

•
stock options to purchase the Company’s common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (options which afford tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company), referred to as “incentive stock options” or “ISOs”;

•
stock options that do not so qualify (options which do not afford income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as “non-incentive stock options” or “NSOs”; and

•	stock awards, which provide a grant of the Company’s common stock that may vest over time.

The proposed amendment would authorize the grant of Stock Appreciation Rights (SARs) under the 2004 Stock Plan. SARs are contractual rights that entitle the holder to a payment equal to appreciation in the stock from the date of the grant to the date of exercise of the SAR. The SARs to be authorized under the 2004 Stock Plan would be settled in shares of the Company’s common stock. More information about the features of SARs is provided below.

No single participant may be awarded more than 25% of the total shares of the Company’s common stock authorized under the 2004 Stock Plan.

Stock Options

The Compensation Committee has the discretion to award incentive stock options or non-incentive stock options to participants and the authority to determine the date or dates on which each stock option will become first exercisable. Officers, directors, advisory directors, employees and other persons may be designated by the Compensation Committee to receive, at no cost to them, stock options under the Plan. Each stock option granted pursuant to the 2004 Stock Plan is evidenced by an instrument in such form as the Compensation Committee from time to time approves. Option shares may be paid for in cash, shares of the Company’s common stock, or a combination of both. The Company’s common stock utilized in full or partial payment of the exercise price must have been owned by the person exercising such option not less than six months prior to the date of exercise. The Company receives no monetary consideration for the granting of stock options under the 2004 Stock Plan. Further, the Company receives no consideration other than the option exercise price per share for the Company’s common stock issued upon the exercise of those stock options. An option that expires, becomes unexercisable, or is forfeited for any reason prior to its exercise becomes available again for issuance under the 2004 Stock Plan.

In general, if an option recipient ceases to serve as an employee of the Company for any reason other than disability or death, an exercisable incentive stock option continues to be exercisable for three months but in no event after the expiration date of the option. In the event of the disability of an option recipient during employment, an incentive stock option is immediately exercisable and continues to be exercisable for one year thereafter. In the event of death of an option recipient during employment, an incentive stock option is immediately exercisable and continues to be exercisable for the remaining term of such incentive stock option. The terms and conditions of non-incentive stock options relating to the effect of an option recipient’s termination of employment or service, disability, or death are determined by the Compensation Committee, in its sole discretion, at the time of termination of service, disability or death, unless specifically determined at the time of grant of such stock options.

The exercise price for the purchase of the Company’s common stock subject to an option may not be less than one hundred percent (100%) of the Fair Market Value of the Company’s common stock covered by the option on the date of grant of such option. The Fair Market Value may not be less than the last reported sale price on such date, or if there are no sales on such date, the mean between the last bid and ask price on such date. If no such bid and ask price is available, then the Fair Market Value is determined by the Compensation Committee in good faith. If an officer or employee owns the Company’s common stock representing more than ten percent of the outstanding the Company’s common stock at the time an incentive stock option is granted, then the exercise price may not be less than one hundred and ten percent (110%) of the Fair Market Value at the time the incentive stock option is granted. No more than $100,000 of incentive stock options can become exercisable for the first time in any calendar year for any one person. The Compensation Committee may impose any additional conditions upon the right to exercise an option not inconsistent with the terms of the 2004 Stock Plan or the requirements for qualification as an incentive stock option, if such option is intended to qualify as an incentive stock option.

No shares of the Company’s common stock are issued upon the exercise of an option until full payment has been received by the Company, and no option recipient has any of the rights of a shareholder of the Company until shares of the Company’s common stock are issued to such option recipient. Upon the exercise of an option by an option recipient (or the option recipient’s personal representative), the Compensation Committee, in its sole and absolute discretion, may make a cash payment to the option recipient, in whole or in part, in lieu of the delivery of shares of the Company’s common stock. Such cash payment to be paid in lieu of delivery of the Company’s common stock shall be equal to the difference between the Fair Market Value of the Company’s common stock on the date of the option exercise and the exercise price per share of the option. Such cash payment is in exchange for the cancellation of such option. Cash payments are not made in the event that such transaction would result in liability to the option recipient and the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended or any related regulations promulgated thereunder.

The 2004 Stock Plan provides that the Board of Directors of the Company may authorize the Compensation Committee to direct the execution of an instrument providing for the modification, extension or renewal of any outstanding option, provided that no such modification, extension or renewal may confer on the option recipient any right or benefit which could not be conferred on the option recipient by the grant of a new option at such time, and may not materially decrease the option recipient’s benefits under the option without the option recipient’s consent, except as otherwise provided under the 2004 Stock Plan. The exercise price of previously awarded stock options may not be reduced, except as otherwise provided under the 2004 Stock Plan with respect to capitalization adjustments or other extraordinary corporate actions, without shareholder approval of such action.

Transferability

An incentive stock option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. A non-incentive stock option, on the other hand, may, with the prior written consent of the Compensation Committee, be assigned or transferred during the option recipient’s lifetime for valid estate planning purposes.

Effect of Mergers, Change of Control and Other Adjustments

Subject to any required action by the shareholders of the Company, the aggregate number of shares of the Company’s common stock for which awards may be granted hereunder or the number of shares of the Company’s common stock represented by each award is proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of the Company’s common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of the Company’s common stock effected without the receipt or payment of consideration by the Company. Subject to any required action by the shareholders of the Company, in the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Compensation Committee will (i) appropriately adjust the number of shares of the Company’s common stock subject to options, the exercise price per share of such option, and the consideration to be given or received by the Company upon the exercise of any outstanding options; (ii) cancel any or all previously granted options, provided that appropriate consideration is paid to the option recipient in connection therewith; and/or (iii) make such other adjustments in connection with the 2004 Stock Plan as the Compensation Committee deems necessary, desirable, appropriate or advisable. However, no action may be taken by the Compensation Committee which would cause incentive stock options granted pursuant to the 2004 Stock Plan to fail to meet the requirements of Section 422 of the Code without the consent of the option recipient.

The Compensation Committee has the power to accelerate the vesting or exercise date of all awards granted under the 2004 Stock Plan. In the case of a change in control of the Company, all outstanding awards become immediately exercisable. A “change in control” is defined to include:

•	the sale of all, or substantially all, of the assets of the Company;

•	the merger or recapitalization of the Company whereby the Company is not the surviving entity;

•	a change in control of the Company as otherwise defined or determined by the Federal Reserve Board or its regulations; or

•
the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity, or group.

The power of the Compensation Committee to accelerate the vesting and exercise of awards and the immediate exercisability of awards in the case of a change in control of the Company could have an anti-takeover effect by making it more costly for a potential acquiror to obtain control of the Company due to the higher number of shares outstanding following such exercise of options. The power of the Compensation Committee to make adjustments in connection with the 2004 Stock Plan, including adjusting the number of shares subject to awards and canceling awards, prior to or after the occurrence of an extraordinary corporate action, allows the Compensation Committee to adapt the 2004 Stock Plan to operate in changed circumstances, to adjust the 2004 Stock Plan to fit a smaller or larger institution, and to permit the issuance of awards to new management following such extraordinary corporate action. However, this power of the Compensation Committee also has an anti-takeover effect, by allowing the Compensation Committee to adjust the 2004 Stock Plan in a manner to allow the present management of the Company to exercise more options and hold more shares of the Company’s common stock, and to possibly decrease the number of awards available to new management of the Company.

Although the 2004 Stock Plan may have an anti-takeover effect, the Company’s Board of Directors did not adopt the 2004 Stock Plan specifically for anti-takeover purposes. The 2004 Stock Plan could render it more difficult to obtain support for shareholder proposals opposed by the Company’s Board and management in that recipients of options could choose to exercise such options and thereby increase the number of shares for which they hold voting power. Also, the exercise of such options could make it easier for the Board and management to block the approval of certain transactions. In addition, the exercise of such options could increase the cost of an acquisition by a potential acquiror.

Stock Awards

The Plan authorizes the granting of stock awards to employees. The Compensation Committee has the authority to determine the conditions upon which the stock awards granted will vest. If a participant with stock awards terminates employment or service for reasons other than death, disability or a change in control of the Company, the participant forfeits all rights to the awards under restriction. The Plan provides that all stock awards vest immediately upon termination of employment following a change in control of the Company, as well as following death or disability. An agreement setting forth the terms of the stock awards (“Stock Award Agreement”) sets forth the vesting period.

Stock awards are generally nontransferable and nonassignable as provided in the 2004 Stock Plan except by will or the laws of descent and distribution. After a stock award is made under the 2004 Stock Plan, the participants would receive amounts equal to cash dividends paid on the shares with respect thereto. Such payment would be made as soon as administratively feasible following the related dividend payment date. A recipient of such stock awards is not be entitled to voting rights associated with such shares prior to the applicable date such shares are earned. The aggregate number of shares available for issuance pursuant to the stock awards and the number of shares to which any stock award relates is proportionately adjusted for any increase or decrease in the total number of outstanding shares resulting from any split, subdivision or consolidation or other capital adjustment, change or exchange of the Company’s common stock, or other increase or decrease in the number or kind of shares effected without receipt or payment of consideration by the Company.

Directors and advisory directors of the Company and the Bank receive payment of board meeting fees in the form of stock awards based upon the meeting fees established for such meetings from time to time by the Board of the Company and the Bank and the Fair Market Value of the Company’s common stock at the time of such meeting. In addition, directors of the Company and the Bank may elect in accordance with procedures established by the Compensation Committee to receive payment of any annual retainer in the form of a stock award valued at the Fair Market Value of the Company’s common stock at the time of such payment in lieu of such cash payment.

Stock Appreciation Rights

If the proposed amendment to the 2004 Stock Plan is approved, then the granting of Stock Appreciation Rights (SARs) will be authorized under the Plan. SARs are contractual rights that entitle the holder to a payment either in shares or cash equal to appreciation in the stock from the date of the grant to the date of exercise of the SAR. The SARs to be authorized under the 2004 Stock Plan would be settled in shares of the Company’s common stock equal to the appreciation in the Fair Market Value of the Company’s common stock between the date of grant of the SAR to the date of exercise of the SAR. SARs are economically equivalent to a fair market value stock option and result in the recipient of a SAR receiving the same dollar amount in stock as he or she would under a “cashless “ exercise on a stock option. The use of a SAR settled in stock permits less dilution to the shareholders because fewer shares are issued to the SAR recipient. It is also preferable from an administrative standpoint because it does not require the SAR recipient to pay the Company an exercise price. The accounting treatment of SARs settled in stock in terms of expense recorded by the Company is equivalent to the accounting treatment of stock options.

If the proposed amendment is approved, the Compensation Committee’s grants of SARs will be upon such terms and conditions as it may determine, and each SAR grant shall be evidenced by an SAR award agreement that shall specify the grant price (which shall be not less than the Fair Market Value on the date of grant), the term of the SAR (not to exceed ten years from the date of grant), and such other provisions as the Compensation Committee shall determine. SARs may be granted independent of stock options or in tandem with and simultaneous with stock options, if such tandem award determination is made at the time of the option award. SARs granted in tandem with options shall relate to the same number of underlying shares, have the same exercise price, exercise period, vesting date and other terms and conditions as the option to which it relates. The vesting schedule of an SAR shall accelerate upon the death or disability of the recipient or upon a change in control, or upon the accelerated vesting of its tandem option award. The terms and conditions of SARs not otherwise granted in tandem with options relating to the impact of the termination of employment or service, or disability or death, or upon a change in control shall be such terms and conditions as the Compensation Committee shall, in its sole discretion, determine at the time of such event, unless specifically provided for by the terms of the SAR award at the date of grant.

A SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised and satisfying such other conditions as may be prescribed in the SAR award agreement or by the Compensation Committee. If such SAR was granted in tandem with a stock option, the exercise of one instrument shall result in the simultaneous expiration and cancellation of the tandem instrument.

Upon the exercise of a SAR, the recipient shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price of such SAR (which shall be equivalent to the exercise price of such tandem option, if applicable) from the Fair Market Value on the date of exercise, by (b) the number of SARs exercised. The payment upon the exercise of an SAR shall be in the form of such number of shares of equivalent value calculated based upon the Fair Market Value on such date of exercise, except that any fractional shares shall be paid in cash. The recipient shall have no rights of ownership with respect to the shares until such shares have been issued following the exercise of such SAR.

New Benefits

At the present time, no determination has been made as to the granting of any awards in connection with the amendments proposed to be made to the 2004 Stock Plan.

Equity Compensation Plan Summary

Set forth below is information as of December 31, 2006 with respect to compensation plans under which shares of the Company’s common stock are authorized for issuance. The following summary does not reflect the additional shares that would be authorized under the 2004 Stock Plan if the amendments to that Plan are approved.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders(1)	3,053,266	$10.28	270,908
Equity compensation plans not approved by shareholders(2)	-	-	-

Total	3,053,266	$10.28	270,908

_____________
(1)
Plans approved by shareholders include the 1995 Stock Option Plan, the 1997 Stock Option Plan, the 2002 Stock Option Plan and the 2004 Stock Plan. The number of securities that may be issued upon exercise of outstanding options, warrants and rights includes 316,377 options assumed in connection with mergers.

(2) Not applicable.

Amendment and Termination of the 2004 Stock Plan

The Board of Directors may alter, suspend or discontinue the 2004 Stock Plan, except that no action of the Board shall increase the maximum number of shares of the Company’s common stock issuable under the 2004 Stock Plan, materially increase the benefits accruing to option recipients under the 2004 Stock Plan or materially modify the requirements for eligibility for participation in the 2004 Stock Plan unless such action of the Board shall be subject to approval by the shareholders of the Company.

Possible Effects of the Proposed Increase in Shares Authorized under the 2004 Stock Plan

The common stock to be issued in connection with awards under the 2004 Stock Plan may either be authorized but unissued shares of the Company’s common stock or shares purchased in the open market. Because the shareholders of the Company do not have preemptive rights, to the extent that the Company funds the 2004 Stock Plan, in whole or in part, with authorized but unissued shares, the interests of current shareholders may be diluted.

If the amendment to the 2004 Stock Plan is approved, the number of shares authorized under the 2004 Stock Plan will increase by 800,000 shares. If the Company were to deliver 800,000 newly issued shares of its common stock in connection with awards under the 2004 Stock Plan, this would increase the number of shares outstanding by approximately 3.89%. The Company can avoid increasing the shares outstanding from awards under the 2004 Stock Plan by delivering shares repurchased in the open market upon the exercise of options or distribution of stock awards.

Federal Income Tax Consequences

Under present federal tax laws, awards under the 2004 Stock Plan have the following consequences:

•	The grant of an option does not by itself result in the recognition of taxable income to an option recipient nor entitle the Company to a tax deduction at the time of such grant.

•
The exercise of an option which is an “incentive stock option” within the meaning of Section 422 of the Code generally does not, by itself, result in the recognition of taxable income to an option recipient nor entitle the Company to a deduction at the time of such exercise. However, the difference between the option exercise price and the Fair Market Value of the Company’s common stock on the date of option exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax for an option recipient. An option recipient recognizes capital gain or loss upon resale of the shares of Company’s common stock received pursuant to the exercise of incentive stock options, provided that such shares are held for at least one year after transfer of the shares or two years after the grant of the option, whichever is later. Generally, if the shares are not held for that period, the option recipient recognizes ordinary income upon disposition in an amount equal to the difference between the option exercise price and the Fair Market Value of the Company’s common stock on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the option.

•
The exercise of a non-incentive stock option results in the recognition of ordinary income by the option recipient on the date of exercise in an amount equal to the difference between the exercise price and the Fair Market Value of the Company’s common stock acquired pursuant to the option.

•
The Company is allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by an option recipient at the time the option recipient recognizes such ordinary income.

•
In accordance with Section 162(m) of the Code, the Company’s tax deductions for compensation paid to the most highly paid executives named in the Company’s Proxy Statement may be limited to no more than $1 million per year, excluding certain “performance-based” compensation. The Company intends for the award of options under the 2004 Stock Plan to comply with the requirement for an exception to Section 162(m) of the Code applicable to stock option plans so that the amount of the Company’s deduction for compensation related to the exercise of options would not be limited by Section 162(m) of the Code.

•
Stock awards awarded under the 2004 Stock Plan are generally taxable to the recipient at the time that such awards become earned and non-forfeitable, based upon the fair market value of such stock at the time of such vesting. Alternatively, a recipient may make an election pursuant to Section 83(b) of the Code within 30 days of the date of the transfer of such stock award to elect to include in gross income for the current taxable year the fair market value of such award. Such election must be filed with the Internal Revenue Service within 30 days of the date of the transfer of the stock award. The Company is allowed a tax deduction for federal tax purposes as a compensation expense equal to the amount of ordinary income recognized by a recipient of stock awards and any payments related to dividends at the time the recipient recognizes taxable ordinary income.

•
Stock appreciation rights (SARs) do not have federal income tax consequences for the Company or for recipients at the time of grant. When a SAR is exercised, the fair market value of the shares of common stock delivered in settlement of the SAR is included in the recipient’s gross income for federal income tax purposes, and the Company may be entitled to claim a federal tax deduction for a like amount.

Shareholder Approval

Shareholder approval of the Amended and Restated 2004 Stock Plan is being sought to increase the total shares authorized for issuance under the Plan, to add the use of SARs as a form of award under the Plan, to maintain the qualification of the Plan for the granting of incentive stock options in accordance with the Code, to enable recipients of options to qualify for certain exempt transactions related to the short-swing profit recapture provisions of Section 16(b) of the 1934 Act, to meet the requirements under the rules of the NASDAQ Stock Market, and to meet the requirements for the tax-deductibility of certain compensation items under Section 162(m) of the Code. An affirmative vote of the holders of a majority of the total votes cast at the meeting in person or by proxy is required to constitute shareholder approval of the Amended and Restated 2004 Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK PLAN.

PROPOSAL III - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and is submitting such appointment to the Company’s shareholders for ratification. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

Audit Fees and Services

Audit Fees. The following table summarizes the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates to the Company for professional services rendered for the fiscal years ended December 31, 2006 and 2005:

	2006	2005
	(In thousands)
Audit Fees	$758	$759
Audit-Related Fees	45	23
Tax Fees	71	57
All Other Fees	-	-
Total	$874	$840

 Fees for audit services billed consisted of:

•	Audit of the Company’s annual financial statements;
•	Review of the Company’s quarterly financial statements; and
•	Comfort letters, consents and other services related to SEC matters.

Fees for audit-related services billed consisted of:

•	Due diligence associated with mergers/acquisitions;
•	Financial accounting and reporting consultations; and
•	Employee benefit plan audits.

Fees for tax services billed consisted of:

•
Tax compliance services - services rendered based upon facts already in existence or transactions that have already occurred to document, compute amounts to be included in tax filings and consisted of federal, state and local income tax return assistance; and

•
Tax planning and advice - services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to structuring certain proposed mergers, acquisitions and disposals.

In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and the Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent registered public accounting firm to perform any service. The policy contains a de minimus provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

•	The service is not an audit, review or other attest service;

•
The aggregate amount of all such services provided under this provision does not exceed the lesser of $25,000 or five percent of total fees paid to the independent registered public accounting firm in a given fiscal year;

•	Such services were not identified at the time of the engagement to be non-audit services;

•	Such service is promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

•	The service and fees are specifically disclosed in the proxy statement as meeting the de minimus requirement.

During 2006, fees totaling $3,630 (or 0.4%) were approved under the de minimus provision.

The Audit Committee is responsible for recommending the appointment of the Company’s independent registered public accounting firm and for meeting with such firm with respect to the scope and review of the annual audit. Additional responsibilities of the Audit Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Company with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Company as may be directed by the Board of Directors.

Report of the Audit Committee

For the fiscal year ended December 31, 2006, the Audit Committee (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with the Company’s independent auditors, Deloitte, all matters required to be discussed under Rule 2-07, Communication with Audit Committees, under Regulation S-X, and (iii) received from Deloitte disclosures regarding Deloitte’s independence as required by Independence Standards Board Standard No. 1 and discussed with Deloitte its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee: Peter Galetto, Jr. (Chair), John A. Fallone, Douglas J. Heun, Eli Kramer, and Alfonse M. Mattia

OTHER MATTERS

The Board of Directors is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order to be considered for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive offices at 226 Landis Avenue, Vineland, New Jersey 08360, no later than December 12, 2007. Any such proposal shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Exchange Act.

Under the Company’s bylaws, shareholder proposals that are not included in the Company’s proxy materials for next year’s annual meeting of shareholders will only be considered at the annual meeting if the shareholder submits notice of the proposal to the Company at the above address by March 18, 2008. In addition, shareholder proposals must meet other applicable criteria as set forth in the Company’s bylaws in order to be considered at next year’s meeting.

The Company’s bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of shareholders. A copy of such provisions is available upon request to: Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360, Attention: Corporate Secretary.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, WILL BE FURNISHED WITHOUT CHARGE (WITHOUT EXHIBITS) TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, SUN BANCORP, INC., 226 LANDIS AVENUE, VINELAND, NEW JERSEY 08360.

APPENDIX A

SUN BANCORP, INC.

2004 STOCK-BASED INCENTIVE PLAN
As Amended and Restated

1. Purpose of the Plan. The Plan shall be known as the Sun Bancorp, Inc. (“Company”) 2004 Stock-Based Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to officers, employees, directors and other persons providing services to the Company, or any present or future parent or subsidiary of the Company to promote the success of the business. The Plan is intended to provide for the grant of “Incentive Stock Options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), Non-Incentive Stock Options, options that do not so qualify, Stock Appreciation Rights and Stock Awards. The provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

2. Definitions. The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

“Advisory Director” shall mean a person serving as a director emeritus, advisory director, consulting director or other similar position as may be appointed by the Board of Directors of the Bank or the Company from time to time.

“Award” means the grant by the Committee of an Incentive Stock Option, a Non-Incentive Stock Option, a Stock Appreciation Right, a Stock Award, or any combination thereof, as provided in the Plan.

“Bank” shall mean Sun National Bank, Vineland, New Jersey, or any successor corporation thereto.

“Board” shall mean the Board of Directors of the Company, or any successor or parent corporation thereto.

“Change in Control” shall mean: (i) the sale of all, or substantially all, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) a change in control of the Company, as otherwise defined or determined by the Federal Reserve Board or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Company stock. The term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Committee” shall mean the Board or the Stock Option Committee appointed by the Board in accordance with Section 5(a) of the Plan.

“Common Stock” shall mean common stock of the Company, or any successor or parent corporation thereto.

“Company” shall mean Sun Bancorp, Inc., the parent corporation of the Bank, or any successor or Parent thereof.

“Continuous Employment” or “Continuous Status as an Employee” shall mean the absence of any interruption or termination of employment with the Company or any present or future Parent or Subsidiary of the Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations, of the Company or between the Company, its Parent, its Subsidiaries or a successor.

“Date of Grant” shall mean the date that an Award is made to a Participant or such later date as authorized in accordance with the Plan or by the Committee.

“Director” shall mean a member of the Board of the Company or the Bank, or any successor or parent corporation thereto.

“Disability” means (a) with respect to Incentive Stock Options, the “permanent and total disability” of the Employee as such term is defined at Section 22(e)(3) of the Code; and (b) with respect to Non-Incentive Stock Options, Stock Appreciation Rights or Stock Awards, any physical or mental impairment which renders the Participant incapable of continuing in the employment or service of the Bank or the Parent in his then current capacity as determined by the Committee.

“Effective Date” shall mean the date of approval of the Plan by the shareholders of the Company.

“Employee” shall mean any person employed by the Company or any present or future Parent or Subsidiary of the Company.

“Fair Market Value” shall mean: (i) if the Common Stock is traded otherwise than on a national securities exchange, then the Fair Market Value per Share shall be equal to not less than the last reported sale price of such Common Stock on such date, or if there are no sales on such date, then the mean between the last bid and ask price on such date or, if there is no bid and ask price on said date, then on the immediately prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the Fair Market Value shall be determined by the Committee in good faith; or (ii) if the Common Stock is listed on a national securities exchange (including the NASDAQ Stock Market), then the Fair Market Value per Share shall be not less than the last reported sale price of such Common Stock on such date, or if there are no sales on such date, if there were no sales on said date, then the Fair Market Value shall be not less than the mean between the last bid and ask price on such date. If no such bid and ask price is available, then the Fair Market Value shall be determined by the Committee in good faith.

“Incentive Stock Option” or “ISO” shall mean an option to purchase Shares granted by the Committee pursuant to Section 8 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify as an incentive stock option under Section 422 of the Code.

“Non-Incentive Stock Option” or “Non-ISO” shall mean an option to purchase Shares granted pursuant to Section 9 hereof, which option is not intended to qualify under Section 422 of the Code.

“Option” shall mean an Incentive Stock Option or Non-Incentive Stock Option granted pursuant to this Plan providing the holder of such Option with the right to purchase Common Stock.

“Optioned Stock” shall mean stock subject to an Option granted pursuant to the Plan.

“Optionee” shall mean any person who receives an Option or Award pursuant to the Plan.

“Parent” shall mean any present or future corporation which would be a “parent corporation” of the Bank or the Company as defined in Sections 424(e) and (g) of the Code.

“Participant” means any Director, officer, Employee or Advisory Director of the Company or any Parent or Subsidiary of the Company or any other person providing a service to the Company who is selected by the Committee to receive an Award, or who by the express terms of the Plan is granted an Award.

“Plan” shall mean the Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan.

“Share” shall mean one share of the Common Stock.

“Stock Appreciation Right” or “SAR” shall mean an Award granted in accordance with Section 25 of the Plan.

“Stock Award” shall mean the award of Shares in accordance with Section 12 of the Plan.

“Subsidiary” shall mean any present or future corporation which constitutes a “subsidiary corporation” as defined in Sections 424(f) and (g) of the Code.

3. Shares Subject to the Plan. Except as otherwise required by the provisions of Section 13 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 496,125 Shares; provided however, the aggregate number of shares issuable as Stock Awards under the Plan shall not exceed 55,125 Shares. Such Shares may either be from authorized but unissued shares, treasury shares or shares purchased in the market for Plan purposes. Notwithstanding anything herein to the contrary, effective May 17, 2007, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall be increased by 800,000 additional Shares to a total of 1,296,125 Shares issuable under the Plan of which the aggregate number of additional Shares issuable as Stock Awards under the Plan shall not exceed 300,000 Shares to a total of 355,125 aggregate Stock Awards. Stock Appreciation Rights may be issued singularly or in tandem with Options with respect to all Shares issuable under the Plan; provided, however, the exercise of one instrument shall result in the immediate expiration and cancellation of its tandem award. If an Award shall expire, become unexercisable, or be forfeited for any reason prior to its exercise, new Awards may be granted under the Plan with respect to the number of Shares as to which such expiration has occurred.

4. Six Month Holding Period.

Subject to vesting requirements, if applicable, except in the event of death or Disability of the Participant or a Change in Control of the Company, a minimum of six months must elapse between the date of the grant of an Award and the date of the sale of the Common Stock received through such Award.

5. Administration of the Plan.

(a)  Composition of the Committee. The Plan shall be administered by the Board of Directors of the Company or a Committee which shall consist of not less than two Directors of the Company appointed by the Board and serving at the pleasure of the Board. All persons designated as members of the Committee shall meet the requirements of a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as found at 17 CFR ‘240.16b-3.

(b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

The President of the Company and such other officers as shall be designated by the Committee are hereby authorized to execute written agreements evidencing Awards on behalf of the Company and to cause them to be delivered to the Participants. Such agreements shall set forth the Option exercise price, the number of shares of Common Stock subject to such Option, the expiration date of such Options, and such other terms and restrictions applicable to such Award as are determined in accordance with the Plan or the actions of the Committee.

(c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

6. Eligibility for Awards and Limitations.

(a) The Committee shall from time to time determine the Participants who shall be granted Awards under the Plan, the number of Awards to be granted to each such Participant, and whether Options granted to each such Participant under the Plan shall be Incentive and/or Non-Incentive Stock Options. In selecting Participants and in determining the Awards to be granted to each such Participant, the Committee may consider the nature of the prior and anticipated future services rendered by each such Participant, each such Participant’s current and potential contribution to the Company and such other factors as the Committee may, in its sole discretion, deem relevant. Participants who have been granted an Award may, if otherwise eligible, be granted additional Awards.

(b) The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during any calendar year (under all Incentive Stock Option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this Section 6, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options.

(c) In no event shall Shares subject to Awards granted to any Participant exceed more than 25% of the total number of Shares authorized for delivery under the Plan.

7. Term of the Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 18 hereof. No Award shall be granted under the Plan after ten (10) years from the Effective Date.

8. Terms and Conditions of Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

(a) Option Price.

(i) The price per Share at which each Incentive Stock Option granted by the Committee under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the Fair Market Value of the Common Stock on the date that such Incentive Stock Option is granted.

(ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is granted.

(b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price must have been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until Shares of Common Stock are issued to the Optionee.

(c) Term of Incentive Stock Option. The term of exercisability of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than ten percent (10%) of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of exercisability of the Incentive Stock Option shall not exceed five (5) years.

(d) Exercise Generally. Except as otherwise provided in Section 10 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in the employ of the Company at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, the Options will be first exercisable at the rate of 20% as of the date of grant of such Options and 20% on each anniversary thereafter.

(e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held an Incentive Stock Option for at least six months may engage in the “cashless exercise” of the Option. Upon a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company. Such Options shall not be deemed exercised until the Company has received full payment of the exercise price of such Options.

(f) Transferability. An Incentive Stock Option granted pursuant to the Plan shall be exercised during an Optionee’s lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

9. Terms and Conditions of Non-Incentive Stock Options. Each Non-Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions.

(a) Option Price. The exercise price per Share of Common Stock for each Non-Incentive Stock Option granted pursuant to the Plan shall be at such price as the Committee may determine in its sole discretion, but in no event less than the Fair Market Value of such Common Stock on the date of grant as determined by the Committee in good faith.

(b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price must have been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company and no Optionee shall have any of the rights of a shareholder of the Company until the Shares of Common Stock are issued to the Optionee.

(c) Term. The term of exercisability of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted.

(d) Exercise Generally. The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive Stock Option granted hereunder which is not inconsistent with the terms of the Plan. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, the Options will be first exercisable at the rate of 20% as of the date of grant of such Options and 20% on each anniversary thereafter.

(e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held a Non-Incentive Stock Option for at least six months may engage in the “cashless exercise” of the Option. Upon a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company. Such Options shall not be deemed exercised until the Company has received full payment of the exercise price of such Options.

(f) Transferability. Notwithstanding any provisions of the Plan to the contrary, the Committee may, in its sole discretion, permit transferability or assignment of a Non-Incentive Stock Option by a Participant if such transfer or assignment is, in the Committee’s sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code. For purposes of this Section, a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable inter vivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant’s Immediate Family, (ii) any trust solely for the benefit of members of the Participant’s Immediate Family, (iii) any partnership whose only partners are members of the Participant’s Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant’s Immediate Family. For purposes of this Section, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Incentive Stock Option or portion thereof, and approval to transfer or assign any Non-Incentive Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Incentive Stock Option or portion thereof. The transferee or assignee of any Non-Incentive Stock Option shall be subject to all of the terms and conditions applicable to such Non-Incentive Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Incentive Stock Option.

10. Effect of Termination of Employment, Disability or Death on Incentive Stock Options.

(a) Termination of Employment. In the event that any Optionee’s employment with the Company shall terminate for any reason, other than Disability or death, all of any such Optionee’s Incentive Stock Options, and all of any such Optionee’s rights to purchase or receive Shares of Common Stock pursuant thereto, shall automatically terminate on (A) the earlier of (i) or (ii): (i) the respective expiration dates of any such Incentive Stock Options, or (ii) the expiration of not more than three (3) months after the date of such termination of employment; or (B) at such later date as is determined by the Committee at the time of the grant of such Award, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment, and further that such Award shall thereafter be deemed a Non-Incentive Stock Option. In the event that a Subsidiary ceases to be a Subsidiary of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such Subsidiary so ceases to be a Subsidiary of the Company.

(b) Disability. In the event that any Optionee’s employment with the Company shall terminate as the result of the Disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to the Optionee pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

(c) Death. In the event of the death of an Optionee, any Incentive Stock Options granted to such Optionee may be exercised by the person or persons to whom the Optionee’s rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee’s estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date, if any, specified at the time of grant of such Award, but in either case only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 10(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time. At the discretion of the Committee, upon exercise of such Options the Optionee may receive Shares or cash or a combination thereof. If cash shall be paid in lieu of Shares, such cash shall be equal to the difference between the Fair Market Value of such Shares and the exercise price of such Options on the exercise date.

(d) Incentive Stock Options Deemed Exercisable. For purposes of Sections 10(a), 10(b) and 10(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of termination of employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment without regard to the Disability or death of the Participant.

(e) Termination of Incentive Stock Options. Except as may be specified by the Committee at the time of grant of an Option, to the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment with the Company terminates shall not have been exercised within the applicable period set forth in this Section 10, any such Incentive Stock Option, and all rights to purchase or receive Shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

11. Effect of Termination of Employment, Disability or Death on Non-Incentive Stock Options. The terms and conditions of Non-Incentive Stock Options relating to the effect of the termination of an Optionee’s employment or service, Disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination of service, unless specifically provided for by the terms of the Agreement at the time of grant of the award.

12. Stock Awards.

The Committee may make grants of Stock Awards, which shall consist of the grant of some number of Shares, to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)  Grants of the Stock Awards. Stock Awards may only be made in whole shares of Common Stock. Stock Awards may only be granted from Shares reserved under the Plan.

(b)  Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and be earned and any terms or conditions which must be satisfied prior to the vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant. To the extent that Stock Awards shall vest based upon performance goals which must be satisfied prior to the vesting of any installment or portion of a Stock Award, such performance goals shall be determined by the Committee either on an individual level, for all Participants, for all Stock Awards made for a given period of time, or as otherwise determined by the Committee. No Stock Award or portion thereof that is subject to the satisfaction of any condition other than the passage of time shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the earning or vesting of such Stock Award is subject have been achieved.

(c)  Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or service for any reason other than Disability or death, termination for Cause, or following a Change in Control, any Stock Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such Stock Awards shall become null and void.

(d)  Termination of Employment or Service. Unless otherwise determined by the Committee, any Stock Awards in which the Participant has not become vested as of the date of termination of employment or service shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

(e)  Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant’s service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest as of the date of such termination.

(f) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, or in the event of the Participant’s termination for Cause, all Stock Awards in which the Participant had not become vested as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

(g)  Acceleration Upon a Change in Control. In the event of a Change in Control, all unvested Stock Awards held by a Participant shall immediately vest.

(h) Maximum Individual Award. No individual Employee shall be granted an amount of Stock Awards which exceeds 25% of the aggregate maximum number of Stock Awards authorized to be granted under the Plan.

(i) Issuance of Certificates. Certificates representing Shares of vested Stock Awards shall be distributed as soon as administratively feasible following the date that such Stock Awards are vested, subject to satisfaction of applicable tax withholding requirements. In the event that a Participant shall make a Section 83(b) election in accordance with Section 83(b) of the Code, then a Certificate representing such Stock Award shall be issued by the Company reasonably promptly with respect to such Shares for which such Section 83(b) election is being made; provided that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such Shares and each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan and related Stock Award Agreement entered into between the registered owner of such shares and Sun Bancorp, Inc. A copy of the Plan and Stock Award Agreement is on file in the office of the Corporate Secretary of Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360. The recipient of this Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this restriction, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.”

Such legend shall not be removed until the Participant becomes vested in such Shares pursuant to the terms of the Plan and the Stock Award Agreement.

(j)  Non-Transferability. Unless determined otherwise by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(k)  Dividend Rights. A Participant shall be entitled to receive a payment from the Company equal to any cash dividends declared and paid on the Shares represented by a Stock Award from the Date of Grant of such Stock Award through date that the relevant Stock Award or installment thereof is issued. Such payment shall be made by the Company within thirty days of the respective dividend payment date, subject to applicable tax withholding.

(l)  Voting of Stock Awards. Shares represented by a Stock Award which has not yet been vested, earned and distributed to the Participant pursuant to the Plan shall not be voted by such Participant.

(m)  Payment. Payment due to a Participant upon the Stock Award being earned and vested shall be made in the form of shares of Common Stock.

(n)  Stock Awards for Directors and Advisory Directors. Subject to the limitations on Stock Awards as set forth at Section 3 herein, as of and after the Effective Date, each Director and Advisory Director of the Company and the Bank shall receive payment of board meeting fees in the form of Stock Awards based upon the meeting fees established for such meetings from time to time by the Board of the Company and the Bank and the Fair Market Value of the Common Stock at the time of such meeting. In addition, Directors of the Company and the Bank may elect in accordance with procedures established by the Plan Committee to receive payment of any annual retainer in the form of a Stock Award valued at the Fair Market Value of the Common Stock at the time of such payment in lieu of such cash payment. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Stock Awards to be granted to Directors and Advisory Directors hereunder shall be subject to all other applicable provisions of this Plan.

(o)  Elections Pursuant to Deferred Compensation Program. To the extent permitted by the Committee, the recipient of a Stock Award may elect to defer the income tax liability associated therewith pursuant to the terms of a non-qualified deferred compensation plan maintained by the Company or a Subsidiary in which the recipient is eligible to participate. The Committee intends through “good-faith” efforts for any such non-qualified deferred compensation plans to be administered in compliance with Section 409A of the Code and related regulations and notices, however, the Company will not have any liability to a participant under any such plans for any tax liability that may be incurred with respect to Section 409A of the Code.

13. Recapitalization, Merger, Consolidation, Change in Control and Other Transactions.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the aggregate number of Shares of Common Stock for which Awards may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Awards, and the exercise price per Share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt or payment of consideration by the Company (other than Shares held by dissenting shareholders).

(b) Change in Control. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Company. In the event of such a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

(i) provide that such Options and Stock Awards shall be assumed, or equivalent options and stock awards shall be substituted, (“Substitute Options”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended, (“1933 Act”) or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Optionee will receive upon the exercise of the Substitute Options a cash payment for each Option surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

(ii) in the event of a transaction under the terms of which the holders of the Common Stock of the Company will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, to make an appropriate cash payment equal to the Merger Price for any Stock Awards and to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

(c) Extraordinary Corporate Action. Notwithstanding any provisions of the Plan to the contrary, subject to any required action by the shareholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Committee shall, prior or subsequent to such action or event:

(i) appropriately adjust the number of Shares of Common Stock subject to each Stock Award and Option, the Option exercise price per Share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Option; and/or

(ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith;

provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code without the consent of the Optionee.

(d) Acceleration. The Committee shall at all times have the power to accelerate the vesting or exercise date of an Award previously granted under the Plan.

Except as expressly provided in Sections 13(a) and 13(b), no Participant shall have any rights by reason of the occurrence of any of the events described in this Section 13.

14. Time of Granting Awards. The Date of Grant of an Award under the Plan shall, for all purposes, be the date on which the Committee makes the determination of such action or such later date as determined by the Committee at the time of such action. Notice of the grant of an Award shall be given to each Participant to whom an Award is so made within a reasonable time after such grant in a form determined by the Committee. The Committee may make a determination related to Awards prior to the Effective Date with such Awards to be effective upon the date of shareholder approval of the Plan.

15. Effective Date. The Plan shall become effective as of the date of approval of the Plan by the shareholders of the Company.

16. Shareholder Approval. The Plan shall be approved by a majority of the votes cast in person or by proxy with respect to approval of the Plan at a meeting of the shareholders of the Company held within twelve (12) months of the date the Plan is approved by the Board.

17. Modification of Options. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on the Optionee by the grant of a new Option at such time, or shall not materially decrease the Optionee’s benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

18. Amendment and Termination of the Plan.

(a) Action by the Board. The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13 hereof) the maximum number of Shares permitted to be issued under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval by the shareholders of the Company. Notwithstanding anything herein to the contrary, in no event shall the Board or the Committee amend the Plan or amend an Award under the Plan which allows the exercise price of any Option or SAR granted under the Plan to be reduced after the Date of Grant, except as otherwise permitted in accordance with Section 13 of the Plan, without shareholder approval of such action.

(b) Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule, regulation or policy which would make the exercise or vesting of all or part of any previously granted Award unlawful or subject the Company to any penalty, the Committee may restrict any such exercise or vesting without the consent of the Participant or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

19. Conditions Upon Issuance of Shares; Limitations on Option Exercise; Cancellation of Award Rights.

(a) Shares shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed.

(b) The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

(c) As a condition to the exercise of an Option or the delivery of Shares, the Company may require the person exercising the Option or to receive such Shares to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(d) Notwithstanding anything herein to the contrary, upon the termination of employment or service of a Participant by the Company or its Subsidiaries for “cause” as determined by the Board of Directors or the Committee, all Awards held by such Participant shall cease to be exercisable as of the date of such termination of employment or service and any Shares that have not yet been delivered to the Participant shall be forfeited.

(e) Upon the exercise of an Option by an Optionee (or the Optionee’s personal representative), the Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee or the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

20. Reservation of Shares. During the term of the Plan, the Company will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

21. Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Company by reason of the Plan or the grant of any Option under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

22. No Employment Rights. No officer, Director, Employee or Advisory Director shall have a right to be selected as a Participant under the Plan. Neither the Plan nor any action taken by the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as an Employee, Director, Advisory Director or in any other capacity with the Company, the Bank or other Subsidiaries.

23. Withholding Tax. The Company shall have the right to deduct from all amounts to be paid in cash with respect to any Awards or related dividend rights associated with Stock Awards any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option, SAR or the delivery of a Stock Award, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

24. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, except to the extent that federal law shall be deemed to apply.

25. Stock Appreciation Rights.

The Committee may make grants of SARs to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions and the terms of the Plan generally:

(a) Terms. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the grant price (which shall be not less than the Fair Market Value of such Stock on the Date of Grant), the term of the SAR (not to exceed ten years from the Date of Grant), and such other provisions as the Committee shall determine. SARs may be granted independent of Options awarded or in tandem with and simultaneous with Options awarded, if such tandem award determination is made at the time of such Option award. SARs granted in tandem with Options shall relate to the same number of underlying Shares; have the same exercise price, exercise period, vesting date and other terms and conditions as the Option to which it relates. The vesting schedule of an SAR shall accelerate upon the death or Disability of the Participant or upon a Change in Control, or upon the accelerated vesting of its tandem Option award. The terms and conditions of SARs not otherwise granted in tandem with Options relating to the impact of the termination of a Participant’s employment or service, or his or her Disability or death, or upon a Change in Control shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of such event, unless specifically provided for by the terms of the SAR Award Agreement at the Date of Grant.

(b) Method of Exercise. An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised and satisfying such other conditions as may be prescribed in the SAR Award Agreement or by the Committee. If such SAR was granted in tandem with an Option, the exercise of one instrument shall result in the simultaneous expiration and cancellation of the tandem instrument.

(c) Settlement upon Exercise. Upon the exercise of an SAR, the Participant shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price of such SAR (which shall be equivalent to the exercise price of such tandem Option, if applicable) from the Fair Market Value of a Share on the date of exercise, by (b) the number of SARs exercised. The payment upon the exercise of an SAR shall be in the form of such number of Shares of equivalent value calculated based upon the Fair Market Value on such date of exercise, except that any fractional Shares shall be paid in cash. The Participant shall have no rights of ownership with respect to the Common Stock until such Common Stock has been issued following the exercise of such SAR.

SUN BANCORP, INC.
226 LANDIS AVENUE
VINELAND, NEW JERSEY 08360
Annual Meeting of Shareholders
May 17, 2007

The undersigned hereby appoints the Board of Directors of Sun Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders (the "Meeting"), to be held at the Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 17, 2007, at 9:30 a.m. and at any and all adjournments thereof, in the following manner:

			FOR	WITHHELD
1.	The election as directors of the following nominees (except as marked to the contrary below):		□	□

	Anat Bird	Charles P. Kaempffer
	Bernard A. Brown	Anne E. Koons
	Ike Brown	Eli Kramer
	Jeffrey S. Brown	Alfonse M. Mattia
	Sidney R. Brown	George A. Pruitt
	John A. Fallone	Anthony Russo, III
	Peter Galetto, Jr.	Edward H. Salmon
Douglas J. Heun

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below)

		FOR	WITHHELD	ABSTAIN
2.	The approval of the amended and restated Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan.	□	□	□

		FOR	WITHHELD	ABSTAIN
3.	The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2007.	□	□	□

The Board of Directors recommends a vote "FOR" the above listed nominees and proposals.

Note: Executing this proxy permits such attorneys and proxies to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of annual meeting of shareholders, a proxy statement, and the 2006 Annual Report to Stockholders.

Dated:     , 2007

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.